UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009

NOVA BIOSOURCE FUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

109 North Post Oak Lane, Suite 422, Houston, Texas 77024
 (Address of Principal Executive Offices)

713-869-6682
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Clinton County Asset Purchase Agreement

On September 25, 2009, the United States Bankruptcy Court for the District of Delaware entered an order authorizing the sale of assets by Nova Biofuels Clinton County, LLC, a Delaware limited liability company and a subsidiary of Nova Biosource Fuels, Inc. (the “Clinton County Seller”), to Clinton County Bio Energy, LLC, an Iowa limited liability company (the “Clinton County Purchaser”), pursuant to the terms of an Asset Purchase Agreement, dated as of July 31, 2009 (the “Clinton County Asset Purchase Agreement”).  Pursuant to the Clinton County Asset Purchase Agreement, the Clinton County Purchaser agreed to purchase substantially all of the Clinton County Seller’s assets, excluding certain specified assets, used in the manufacturing of biodiesel and related co-products out of the Clinton County Seller’s production facilities, including, without limitation, the biodiesel refinery in Clinton County, Iowa, for a cash purchase price of $1,200,000, plus certain pre-paid expenses and taxes.  The transaction is subject to the satisfaction or waiver of the closing condition that the representations and warranties of the parties must be true and correct in all material respects.  Under the terms of the Clinton County Asset Purchase Agreement, the transaction is expected to close no later than October 6, 2009.  There can be no assurances that the condition to closing will be met or waived or that the closing will occur as expected.

Seneca Asset Purchase Agreement

On September 29, 2009, the United States Bankruptcy Court for the District of Delaware entered an order authorizing the sale of assets by Nova Biofuels Seneca, LLC and Nova Biosource Technologies, LLC, each a Delaware limited liability company and a subsidiary of Nova Biosource Fuels, Inc. (either or both, the “Seneca Sellers”), to REG Seneca, LLC, an Iowa limited liability company, or its designee (the “Seneca Purchaser”), pursuant to the terms of an Asset Purchase Agreement, dated as of September 23, 2009 (the “Seneca Asset Purchase Agreement”).  Pursuant to the Seneca Asset Purchase Agreement, the Seneca Purchaser agreed to acquire substantially all of the Seneca Sellers’ assets, excluding certain specified assets, used in manufacturing ASTM D6751 quality biodiesel and related co-products out of its production facilities in Seneca, Illinois, including all patents and intellectual property rights to Nova’s process technology, and to assume bank term debt of approximately $36,250,000.  The transaction is subject to the satisfaction or waiver of certain closing conditions.  Under the terms of the Seneca Asset Purchase Agreement, the transaction is expected to close no later than October 15, 2009.  There can be no assurances that the conditions to closing will be met or waived or that the closing will occur as expected.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

	By:	/s/ Kenneth T. Hern
Kenneth T. Hern
Chairman, Chief Executive Officer and Chief Financial Officer

Date: September 30, 2009